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                                                                    EXHIBIT 10.8


                              AGREEMENT AND RELEASE

      THIS AGREEMENT AND RELEASE is entered into by and between Mr. Bobby L. Gowens ("Gowens"), a resident of Missouri City, Texas, and Randall's Food Markets, Inc. ("Randall's"), a Texas corporation, having its principal place of business in Houston, Texas.

                                   WITNESSETH:

      Gowens is presently an employee and officer of Randall's and, at various times, has been an employee, officer, and director of Randall's, certain of its affiliated and subsidiary companies, and/or their predecessors or successors in interest (collectively, with Randall's, the "Randall's Entities" or, individually, a "Randall's Entity"); and

      Gowens is voluntarily resigning from any and all positions he holds with Randall's or any other Randall's Entity, in the capacity of an employee, officer, advisor, or any other position or capacity held by virtue of his employment by or association with Randall's or any other Randall's Entity; and

      Gowens desires to release any claims or causes of action he may have arising from or relating to his employment or service or association with Randall's or any of the other Randall's Entities; and

      Gowens and Randall's desire to establish their respective rights and obligations for the future and provide for the engagement of Gowens as a consultant for Randall's; and

      Now, therefore, for and in consideration of the mutual covenants and promises hereinafter set forth, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Gowens and Randall's hereby agree:

      1. Termination. As of the effective date of this Agreement and Release, Gowens hereby resigns from employment with, and as an officer of, Randall's and any other Randall's Entity. Except as otherwise provided in paragraphs 17 through 20 herein, Gowens further resigns any other positions, posts, offices, or assignments respecting his association with Randall's or any other Randall's Entity. Randall's hereby accepts Gowens' resignation. Except as otherwise provided in paragraphs 17 through 20 herein, Gowens acknowledges and agrees that he has no authority to and will not act as an employee, officer, or in any other capacity for any Randall's Entity from the effective date of this Agreement and Release forward. Randall's shall pay Gowens his regular salary and benefits to the date of his resignation. Such amounts shall be paid less customary withholding for taxes and applicable deductions. Gowens acknowledges that the payments made pursuant to this paragraph together with the outplacement services provided pursuant to paragraph 7 are in full satisfaction of all wages, benefits, and other compensation owed by any of the Randall's Entities to Gowens for employment or service to the effective date of this Agreement and Release with any of the Randall's Entities.
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      2. Severance Payments. Randall's agrees to pay to Gowens the following severance payments:

      (a) From the effective date of this Agreement and Release through the Severance Payment Date (as defined hereafter), Randall's shall continue to pay to Gowens, on a bi-weekly basis, his regular salary (less customary withholding for taxes and applicable deductions); and

      (b) On the Severance Payment Date, Randall's shall pay to Gowens a lump sum payment which is equal to $625,000 less the gross amount (after adding back in any withholding and deductions) paid in subparagraph 2(a) above. Such amount shall be further reduced for any customary withholding for taxes and applicable deductions.

For purposes of this paragraph 2, the term Severance Payment Date shall mean the earlier of: (i) the date of the closing of the "transactions" which are the subject of the Subscription Agreement dated as of April 2, 1997, among a Randall's Entity, an affiliate of Kohlberg Kravis Roberts & Co., and Robert R. Onstead (hereinafter the "Subscription Agreement") or (ii) September 1, 1997; provided, however, that the Severance Payment Date shall not be before the expiration of seven (7) days after the date of execution of this Agreement and Release. Gowens acknowledges and agrees that these severance payments exceed and fully satisfy any claim for severance he may have pursuant to any plan for severance maintained by any Randall's Entity. In the event that Gowens is entitled to severance payments pursuant to any severance plan or program of any Randall's Entity that cannot be voluntarily released by Gowens, the severance payments set forth in this paragraph shall be offset and reduced by any such payments.

      3. Prior Rights and Obligations. Except as otherwise expressly provided herein, this Agreement and Release extinguishes all rights, if any, which Gowens may have, and obligations, if any, which any of the Randall's Entities may have, contractual or otherwise, relating to the employment or resignation or termination of employment of Gowens with Randall's or any of the other Randall's Entities. All of Gowens' executive perquisites and benefits, except as otherwise provided herein, shall cease as of the effective date of this Agreement and Release.

      4. Liability Insurance and Indemnities. With respect to Gowens' services through the effective date of this Agreement and Release in the scope of his employment, in his status as a fiduciary, or as an officer or director of any Randall's Entity, and with respect to Gowens' services as a consultant hereunder, Randall's agrees to maintain on behalf of Gowens, on a basis no less favorable than as provided by Randall's on behalf of Gowens on the day prior to the effective date of this Agreement:

            (a) All insurance coverages respecting any liability or potential liability which Gowens' may incur or may have incurred. Such coverages shall be maintained during the full term of Gowens' consulting engagement and for at least such "trailing periods" as are provided by such coverages on the day prior to the effective date of this Agreement and Release.


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            (b) All contractual provisions (whether embodied in articles of incorporation, bylaws, board resolutions, agreements, or otherwise) which in any way limit the liability of, or provide advances to or protections to, or indemnify Gowens.

Notwithstanding anything in the foregoing to the contrary, Randall's shall not continue to reimburse Gowens for his personal umbrella insurance premiums or any other insurance premiums after the effective date of this Agreement and Release.

      5. Stock Option and Restricted Stock Plan and Repurchase Agreement. This Agreement and Release shall hereby amend the Restricted Period as set forth in the Restricted Stock Agreement effective September 30, 1996, between Randall's and Gowens (the "Restricted Stock Agreement"). The Restricted Period in paragraph 2 of the Restricted Stock Agreement shall expire as of the effective date of this Agreement and Release and the shares subject to such Restricted Stock Agreement shall be delivered to Gowens at the same time the severance payment pursuant to paragraph 2 is made provided that the conditions precedent set forth in paragraph 7 of the Restricted Stock Agreement are met. This Agreement and Release shall extinguish all repurchase obligations and rights of Randall's Management Corporation, Inc. (and/or any Randall's Entity) and Gowens under the Repurchase Agreement between Randall's Management Corporation, Inc. and Gowens dated January 15, 1982 (the "Repurchase Agreement"); provided, however, that if the closing of the "transactions" which are the subject of the Subscription Agreement does not occur on or before December 31, 1997, such repurchase obligations and rights shall be revived effective January 1, 1998, and shall continue thereafter in full force and effect pursuant to the terms of the Repurchase Agreement.

      6. Continuing Rights in Benefit Plans. Except as otherwise provided herein, Gowens shall be entitled to receive the benefits to which he is entitled under any employee pension benefit plans or employee welfare benefit plans sponsored or maintained by the Randall's Entities according to their terms. In the event of any change or modification of any such plans after the effective date of this Agreement and Release, including changes, if any, that may result in a reduction or termination of benefits, Gowens and any beneficiaries claiming through him in such plan or plans will be subject to such changes and modifications on the same terms and conditions as all other participants or beneficiaries.

      7. Outplacement Services. Beginning on the date of Gowens' choice, Randall's shall provide, through a vendor mutually agreed to by Gowens and Randall's, outplacement services for Gowens in accordance with its customary policy of providing outplacement services for officers upon severance of employment; provided, however, that such outplacement services shall in no event be provided for a period in excess of one (1) year; and, provided further, that such outplacement services shall in no event be provided after December 31, 1998. Notwithstanding anything in the foregoing to the contrary, the total cost to Randall's of such outplacement services shall not exceed $30,000.

      8. Expenses. Gowens shall, within thirty (30) days of the effective date of this Agreement and Release, submit all actual, reasonable, and customary expenses incurred by him in the course of his employment with proper documentation, which, upon verification, Randall's shall


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reimburse promptly in accordance with Randall's reimbursement policy. Gowens acknowledges and agrees that he has not incurred and has no authority to incur any employment related expenses after the effective date of this Agreement and Release and further agrees that Randall's shall have no obligation to reimburse expenses not submitted within the time period set forth above except as provided in paragraph 19.

      9. Company Assets. Gowens hereby represents and warrants that he has no claim or right, title, or interest in any property designated on the books of any Randall's Entities as property or assets of any of the Randall's Entities. On or before the effective date of this Agreement and Release, Gowens shall deliver to Randall's any such property in his possession or control, including, without limitation, any credit cards furnished by Randall's for his use.

      10. Proprietary and Confidential Information. In accordance with Gowens' existing and continuing obligations, Gowens agrees and acknowledges that the various Randall's Entities have developed and own valuable "Proprietary and Confidential Information" which constitutes valuable and unique property including, without limitation, concepts, ideas, plans, strategies, analyses, surveys, and proprietary information related to the past, present, or anticipated business of various of the Randall's Entities, including, but not limited to, costs, prices, uses, applications of products and services, results of investigations or experiments, and all apparatus, products, processes, compositions, samples, formulas, computer programs, pricing policy, financial information, policy and/or procedure manuals, training and recruiting procedures, accounting procedures, the status and content of Randall's Entities' contracts with suppliers, employees, and customers, the Randall's Entities' business philosophy, and servicing, retailing, or marketing methods and techniques at any time used, developed, or investigated by any Randall's Entity which are not generally available to the public or which are maintained as confidential by any Randall's Entity. Moreover, Gowens agrees and acknowledges that the term Proprietary and Confidential Information of the Randall's Entities includes, without limitation, all analyses, correspondence, data or information, memoranda, notes, records, or other documents, including charts or drawings, and all copies thereof, made, composed, or received by Gowens, solely or jointly with others, and which are in Gowens' possession, custody, or control and which are related in any manner to the past, present, or anticipated business of any of the Randall's Entities. Except as may be required by law, Gowens agrees that he will not at any time, either during or subsequent to the term of this Agreement and Release, disclose to others, permit to be disclosed, use, permit to be used, copy, or permit to be copied, except in pursuance of his services on behalf of any Randall's Entity pursuant to paragraph 17 of this Agreement and Release, any such Proprietary and Confidential Information (whether or not developed by Gowens) without Randall's prior written consent. Except as may be required by law, Gowens further agrees to maintain in confidence any proprietary and confidential information of third parties received or of which Gowens has knowledge as a result of his employment, association, or work with any Randall's Entity. Gowens agrees that Randall's shall be entitled to inform all potential or new employers of this Agreement and Release. The prohibitions of this paragraph 10 shall not apply, however, to information in the public domain (but only if the same becomes part of the public domain through a means other than a disclosure prohibited hereunder).


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      11. Documents. Gowens agrees to leave in his office or deliver to
Randall's at the termination of his employment all correspondence, memoranda, notes, records, drawings, sketches, plans, supplier lists, employee lists, customer lists, product compositions, data or information, analysis, or other documents and all copies thereof (all of which are hereafter referred to as the "Documents") which are in his possession, custody, or control and which are related in any manner to the past, present, or anticipated business of any of the Randall's Entities. In this regard, Gowens hereby grants and conveys to Randall's all right, title and interest in and to, including, without limitation, the right to possess, print, copy, and sell or otherwise dispose of, any reports, records, papers, summaries, photographs, drawings, data, information, or other documents, and writings, and copies, abstracts or summaries thereof, which may have been prepared by Gowens or under his direction or which may have come into Gowens' possession in any way during the term of his employment with any of the Randall's Entities which relate in any manner to past, present, or anticipated business of any of the Randall's Entities. Gowens acknowledges that all work performed, including, but not limited to, all Documents and other writings authored in whole or in part by him pursuant to his employment or his consulting engagement shall be deemed "work made for hire" under the Copyright Act and further agrees to assign, and does hereby assign, to Randall's all rights therein, including, without limitation, all copyrights therein, all rights to prepare derivative works therefrom, and all writer's, consultant's, architect's, engineer's, or other proprietary or "moral" rights therein for the full term thereof, throughout the world. Gowens shall not use, sell, or reproduce such work, or any part thereof, without Randall's prior written permission. Notwithstanding anything in the foregoing to the contrary, however, Randall's and Gowens agree that Gowens may keep copies of speeches that Gowens delivered while employed by Randall's and, after the expiration of two
(2) years from the effective date of this Agreement and Release, such speeches shall be considered to be in the public domain and may be used by Gowens as he sees fit. In the event of a breach or threatened breach of any of the provisions of paragraphs 10 and 11, Randall's shall be entitled to an injunction ordering the return of such Proprietary and Confidential Information and Documents and any and all copies thereof and restraining Gowens from using or disclosing, for Gowens' benefit or the benefit of others, in whole or in part, any Proprietary and Confidential Information, including, but not limited to, the Proprietary and Confidential Information which such Documents contain, constitute, or embody. Gowens further agrees that any breach or threatened breach of any of the provisions of paragraphs 10 and 11 would cause irreparable injury to Randall's for which it would have no adequate remedy at law. Nothing herein shall be construed as prohibiting Randall's from pursuing any other remedies available to it for any such breach or threatened breach, including the recovery of damages.

      12. Cooperation. Gowens shall cooperate with the Randall's Entities to the extent reasonably required in all matters relating to the winding up of his pending work on behalf of any of the Randall's Entities and the orderly transfer of any such pending work as designated by Randall's. Gowens shall take such further action and execute any such further documents as may be reasonably necessary or appropriate in order to carry out the provisions and purposes of this Agreement.

      13. Gowens' Representation. Gowens represents, warrants, and agrees that he has not filed any claims, appeals, complaints, charges, or lawsuits against any of the Randall's Entities or their respective employees, officers, directors, shareholders, agents, and representatives (collectively,


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including the Randall's Entities, the "Randall's Parties") with any governmental agency or court and that he will not file or permit to be filed or accept benefit from any such claim, complaint, or petition filed with any court by him or on his behalf at any time hereafter; provided, however, this shall not limit Gowens from benefiting as a class member in Brian G. Popp and Ronald D. Moore v. Randalls Food Markets, Inc., et al. and this shall not limit Gowens from filing an action for the sole purpose of enforcing his rights under this Agreement and Release; and provided further, this paragraph 13 shall not limit Gowens from filing an action for the sole purpose of enforcing his rights pursuant to any plan maintained by Randall's which is subject to the Employee Retirement Income Security Act of 1974, as amended ("ERISA"). Gowens represents and warrants that no other person or entity has any interest or assignment of any claims or causes of action, if any, he may have against any Randall's Party and which, except as provided herein, he now releases in their entirety.

      14. Release. Gowens agrees to release, acquit, and discharge and does hereby release, acquit, and discharge Randall's, all Randall's Entities, and all Randall's Parties, collectively and individually, from any and all claims and from any and all causes of action, of any kind or character, whether now known or not known, he may have against any of them, including, but not limited to, any claim for salary, benefits, expenses, costs, damages, compensation, remuneration, or wages; and all claims or causes of action arising from his employment, termination of employment, or any alleged discriminatory employment practices, including, but not limited to, any and all claims or causes of action arising under Title VII of the Civil Rights Act of 1964, the Americans with Disabilities Act, the Age Discrimination in Employment Act, the Texas Commission on Human Rights Act, or any and all claims or causes of action arising under any other federal, state, or local laws pertaining to discrimination in employment or equal employment opportunity. This release also applies to any claims brought by any person or agency or class action under which Gowens may have a right or benefit; provided, however, this release shall not limit Gowens from benefiting as a class member in Brian G. Popp and Ronald D. Moore v. Randalls Food Markets, Inc., et al.; and provided further, however, this release shall not discharge Gowens' rights pursuant to any plan maintained by Randall's which is subject to ERISA. Notwithstanding anything to the contrary in the foregoing, nothing in this paragraph 14 shall serve to waive or release any rights or claims that may arise after the date this Agreement and Release is executed and nothing in this paragraph 14 shall affect any future obligation Randall's may have pursuant to paragraph 4.

      15. No Admissions. Gowens expressly understands and agrees that the terms of this Agreement and Release are contractual and not merely recitals and that the agreements herein and consideration paid is to compromise doubtful and disputed claims, if any, avoid litigation, and buy peace, and that no statement or consideration given shall be construed as an admission of liability by any Randall's Party, all such liability being expressly denied.

      16. Noncompetition. Gowens and Randall's agree and acknowledge that Randall's Entities have developed and own valuable Proprietary and Confidential Information (as defined in paragraph 10 of this Agreement and Release) and that Randall's Entities have developed substantial goodwill. Gowens and Randall's further agree and acknowledge that Randall's has a substantial and legitimate interest in protecting its Proprietary and Confidential Information and goodwill. Randall's and Gowens further agree and acknowledge that the provisions of this paragraph are reasonably necessary to protect Randall's legitimate business interests. During the two (2) year period


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following the effective date of this Agreement and Release, Gowens shall not, as a shareholder, director, employee, officer, partner, consultant, or otherwise, at any location in the United States, engage directly or indirectly in any business or enterprise which is "in competition" with any Randall's Entity. A business or enterprise "in competition" with any Randall's Entity includes any business or enterprise that is engaged in any business activity of wholesale or retail grocery distribution within Texas. However, Gowens shall be allowed to purchase and hold for investment less than two percent (2%) of the shares of any corporation in competition with any Randall's Entity whose shares are regularly traded on a national securities exchange or in the over-the-counter market. Gowens further agrees that the existence of any claim or cause of action of Gowens against Randall's, whether predicated on this Agreement and Release or otherwise, shall not constitute a defense to the enforcement by Randall's of any or all of this paragraph 16. Gowens agrees that the scope of the restrictions as to time, geographic area, and scope of activity in this paragraph 16 are reasonably necessary for the protection of Randall's legitimate business interests and are not oppressive or injurious to the public interest. As independent and valuable consideration for Gowens' obligations pursuant to this paragraph 16, Randall's agrees to pay to Gowens a total of $2OO,OOO over the two
(2) year term of this paragraph 16 in equal bi-weekly installments (less any applicable withholding for taxes) with the first installment payable as of the effective date of this Agreement and Release. Gowens agrees that in the event of a breach or threatened breach of any of the provisions of this paragraph 16, Randall's shall be entitled to inform all potential or new employers of Gowens of this paragraph 16, and Randall's shall be entitled to injunctive relief against Gowens' activities to the extent allowed by law. Gowens further agrees that any breach or threatened breach of any of the provisions of this paragraph 16 would cause irreparable injury to Randall's for which it would have no adequate remedy at law. Gowens and Randall's acknowledge that in the event
Gowens breaches any obligation under this paragraph 16, the amount of damages caused by such breach is impossible or difficult to quantify. Therefore, Gowens and Randall's agree that, in the event Gowens materially breaches any of his obligations pursuant to this paragraph 16, as liquidated damages, all payments pursuant to this paragraph 16 shall cease immediately and no further payments shall be paid pursuant to this paragraph 16. Gowens and Randall's agree that the liquidated damages provided herein are a reasonable measure of recovery of damages in the event of a breach of Gowens' obligations pursuant to this paragraph 16 and are not provided as a penalty and, further, that such liquidated damages shall serve as the only measure of damages in the event of such a breach. Nothing herein shall be construed as prohibiting Randall's from pursuing any other remedies available to it for any such breach or threatened breach; provided, however, that any recovery of damages shall be in accordance with the foregoing liquidated damage provisions. Notwithstanding anything in the foregoing to the contrary, not more than once in any six (6) month period (or, if the Board of Directors of Randall's (the "Board") so consents, in its sole discretion, on a more frequent basis), Gowens may consult with the Board with respect to any proposed activity or a reasonable number of proposed activities of Gowens and, if Gowens obtains written permission from the Board to engage in such activity or activities, such activity or activities shall not constitute a breach of Gowens' obligations pursuant to this paragraph 16.

      17. Consulting Services. From and after the effective date of this Agreement and Release, Gowens will consult and cooperate with Randall's on matters involving pending or future litigation in which Randall's is or may be involved and such other matters and at such times and places as Randall's may reasonably request. It is contemplated that Gowens' consulting services will


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be rendered on an irregular and part-time basis. Gowens will not be required to follow any established work schedule or to report to Randall's at any specified times, either when performing consulting services or during periods when Gowens is not performing services but is holding himself available to so perform; provided, however, that Gowens' presence and cooperation at certain conferences, depositions, and court appearances which relate to matters involving litigation may be required from time to time. In the performance of consulting services requested by Randall's, Gowens shall coordinate the furnishing of his services with representatives of Randall's, but the method and manner of performance of such services shall be within the control of Gowens; provided, however, that in matters involving litigation, Gowens shall cooperate fully with Randall's and Randall's outside counsel. Randall's shall not exercise supervision of Gowens in the performance of his consulting services.

      18. Consulting Fee. Recognizing that Gowens' consulting services will be rendered on an irregular and part-time basis, and in consideration for Gowens' covenants and promises in paragraph 17, Randall's shall pay Gowens a consulting fee of $25,000 per annum payable as one lump sum amount of $75,000 at the same time that the severance payment pursuant to paragraph 2 is made. As further payment for Gowens' consulting services, Randall's shall furnish to Gowens medical and dental insurance for thirty-six (36) months following the effective date of this Agreement and Release on the same terms and conditions as it is offered to officers of Randall's who are currently employed and as set forth in Randall's medical and dental plan(s), subject to Randall's right to amend, modify, or terminate such plan(s) or program(s) providing such medical and/or dental insurance; and, further provided, that any employee premium due for such medical and/or dental insurance shall be paid by Gowens on or before the first day of each month to which such insurance relates. Notwithstanding the foregoing, in the event medical and/or dental insurance becomes available to Gowens through another employer, (a) Gowens agrees to notify Randall's of such availability within thirty (30) days of the time such insurance becomes available and (b) irrespective of the time Gowens gives such notice, the medical and/or dental insurance, as applicable, provided pursuant to this paragraph 18 shall cease immediately upon such availability. The consideration set forth in this paragraph 18 shall constitute payment in full for Gowens holding himself available to provide consulting services and for any and all consulting services actually performed for Randall's by Gowens. Gowens will pay all social security, federal income taxes, and all other liabilities and taxes incurred by, or on behalf of, or for the benefit of, Gowens arising out of the performance of consulting services, and Randall's shall have no liability for any such taxes or other liabilities.

      19. Consulting Expenses. To the extent that Gowens incurs travel and/or related expenses at the request of Randall's in the performance of Gowens' consulting services, Randall's agrees to reimburse Gowens for such actual and reasonable expenses so incurred.

      20. Consulting Engagement. Gowens' engagement as a consultant by Randall's pursuant to this Agreement and Release shall continue until the expiration of three (3) years from the effective date of this Agreement and Release.

      21. Confidential Information. Gowens recognizes and acknowledges that as a consultant he will have access to Proprietary and Confidential Information (as defined in paragraph 10) during his engagement as a consultant. Gowens expressly agrees that the provisions of paragraph 10 of this


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

Agreement and Release will at all times apply to any Proprietary and Confidential Information which he has access to as a consultant.

      22. Consulting Documents. Gowens further agrees to deliver to Randall's at the termination of his consulting engagement all Documents in accordance with the provisions of paragraph 11; and Gowens further agrees that paragraph 11 shall apply in its entirety to his consulting engagement with Randall's.

      23. Covenants Regarding Employees and Suppliers. Gowens agrees that during the three (3) year period following the effective date of this Agreement and Release, he will not, at any location in the United States, solicit or induce any employee of any Randall's Entity to terminate employment, accept employment with anyone else, or to interfere in a similar manner with the business of any Randall's Entity. Gowens further agrees that during the three (3) year period following the effective date of this Agreement and Release, he will not, at any location in the United States, in connection with or for the benefit of any business "in competition" (as defined in paragraph 16) with any Randall's Entity, solicit, contact, canvass, or attempt to solicit, contact, or canvass any of the suppliers or employees of any Randall's Entity with whom Gowens had direct or indirect contact while he was performing services for any Randall's Entity. Notwithstanding anything in the foregoing to the contrary, Gowens may contact suppliers of Randall's so long as that contact does not involve or concern the business activity of wholesale or retail grocery distribution in Texas.

      24. Assignability. Gowens' rights and obligations hereunder may not be sold, transferred, assigned, or otherwise alienated as this Agreement and Release is personal to Gowens.

      25. Remedies. Gowens and Randall's agree that, because damages at law for any breach or nonperformance of this Agreement and Release by Gowens or Randall's, while recoverable, will be inadequate, this Agreement and Release may be enforced in equity by specific performance, injunction, accounting, or otherwise. If a lawsuit is brought by (a) a party to this Agreement and Release to enforce any provision of the same or (b) any person or entity claiming rights pursuant to paragraph 35 to enforce any provision of the same, the prevailing party shall be entitled to recover all reasonable attorneys fees and costs of court from the non-prevailing party. Further, Gowens and Randall's agree that, in the event Gowens breaches any of his obligations under this Agreement and Release, Gowens' right to continued medical and dental insurance pursuant to paragraph 18 shall be forfeited; provided, however, that in the event of such a forfeiture, Gowens, and any "qualified beneficiary" (as such term is defined in section 4980B(g)(1) of the Internal Revenue Code of 1986, as amended (the "Code")), with respect to Gowens, shall have the right to elect COBRA coverage pursuant to paragraph 26 below.

      26. COBRA Rights. Upon the termination of Gowens' medical and/or dental insurance by reason of (a) the expiration of the thirty-six (36) month period provided by paragraph 18 or by paragraph 35 together with paragraph 18, (b) the availability to Gowens of medical and/or dental insurance through another employer, or (c) forfeiture pursuant to paragraph 25, such termination shall be treated as a qualifying event pursuant to section 4980B(f)(3) of the Code for purposes of


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

determining the COBRA rights of Gowens and/or any "qualified beneficiary" (as such term is defined in section 4980B(g)(l) of the Code) with respect to Gowens.

      27. Enforcement of Agreement and Release. No waiver or nonaction with respect to any breach by the other party of any provision of this Agreement and Release, nor the waiver or nonaction with respect to any breach of the provisions of similar agreements with other employees shall be construed to be a waiver of any succeeding breach of such provision, or as a waiver of the provision itself. Should any provisions hereof be held to be invalid or wholly or partially unenforceable, such holdings shall not invalidate or void the remainder of this Agreement and Release. Portions held to be invalid or unenforceable shall be revised and reduced in scope so as to be valid and enforceable, or, if such is not possible, then such portion shall be deemed to have been wholly excluded with the same force and effect as if they had never been included herein.

      28. Choice of Law. This Agreement and Release shall be governed by and construed and enforced, in all respects, in accordance with the laws of the State of Texas.

      29. Merger. This Agreement and Release supersedes, replaces, and merges all previous agreements and discussions relating to the same or similar subject matters between Gowens and Randall's and constitutes the entire agreement between Gowens and Randall's with respect to the subject matter of this Agreement and Release. This Agreement and Release may not be changed or terminated orally, and no change, termination, or waiver of this Agreement and Release or any of the provisions herein contained shall be binding unless made in writing and signed by all parties, and in the case of Randall's, by an authorized officer.

      30. No Derogatory Comments. Following the effective date of this Agreement and Release, each of the Randall's Parties and Gowens shall refrain from making public or private comments relating to any Randall's Party and Gowens, respectively, which are derogatory or which may tend to injure any such party in its business, public or private affairs.

      31. Confidentiality. Gowens agrees that, following execution of this Agreement and Release, he will not disclose the terms thereof or the consideration for it received from Randall's, to any other person, except in the case where, and only to the extent that, there is a bona fide need for such disclosure to a third party, such as in connection with obtaining advice or furnishing personal financial information, and, in each such case, only on the condition that such other person keeps such information strictly confidential. The foregoing exception notwithstanding, Gowens agrees that such information will in no case be disclosed to any employee or former employee of any of the Randall's Entities. The foregoing obligations of confidentiality shall not apply to information that is required to be disclosed as a result of any applicable law, rule, or regulation of any governmental authority, any stock exchange, or any court.

      32. ADEA Rights. Gowens acknowledges and agrees:

            (a) that he has at least twenty-one (21) days or, if longer, the applicable period for valid waiver of claims under the Age Discrimination in Employment Act or the Older Workers Benefit Protection Act to review this Agreement and Release before accepting;

            (b) that he has been advised in writing by Randall's to consult with an attorney regarding the terms of this Agreement and Release;

            (c) that, if he accepts this Agreement and Release, he has seven (7) days following the execution of this Agreement and Release to revoke this Agreement and Release.

      33. Agreement and Release Voluntary. Gowens acknowledges and agrees that he has carefully read this Agreement and Release and understands that, except as expressly reserved herein, it is a release of all claims, known and unknown, past or present, including all claims under the Age Discrimination in Employment Act. Gowens further agrees that he has entered into this Agreement and Release for the above stated consideration. Gowens warrants that he is fully competent to execute this Agreement and Release which he understands to be contractual. Gowens further acknowledges that he executes this Agreement and Release of his own free will, after having a reasonable period of time to review, study, and deliberate regarding its meaning and effect, and after being advised to consult an attorney, and without reliance on any representation of any kind or character not expressly set forth herein. Finally, fully knowing its effect and for the consideration stated above, Gowens voluntarily executes this Agreement and Release.

      34. Effective Date. The effective date of this Agreement and Release shall be the earlier of (a) thirty (30) days after the announcement of the "transactions" which are the subject of the Subscription Agreement dated as of April 2, 1997, among a Randall's Entity, an affiliate of Kohlberg Kravis Roberts & Co., and Robert R. Onstead or (b) September 1, 1997; provided however, that the effective date shall not be before the expiration of seven (7) days after the date of execution of this Agreement and Release.

      35. Death Benefits. In the event of Gowens' death on or after the effective date of this Agreement and Release, except as provided in this paragraph 35, all of Randall's obligations to Gowens pursuant to this Agreement and Release shall expire immediately upon such death and Randall's shall pay and/or deliver, as applicable, the following death benefits to Gowens' estate on the later of (i) the Severance Payment Date or (ii) within thirty (30) days after the date Randall's receives notice of such death:

            (a) A death benefit payment equal to the difference between (1) $900,000 and (2) the sum of (A) any amounts paid out by Randall's pursuant to this Agreement and Release (other than pursuant to paragraph 7 or as reimbursements for travel or related expenses or medical or dental expenses) up to the date such death benefit payment is made and (B) any amounts forfeited by Gowens under this contract due to any breach of this contract by Gowens (other than any breach due to his death). Such payment shall be net of any applicable withholding.

            (b) Provided that the conditions precedent set forth in paragraph 7 of the Restricted Stock Agreement are met, any shares pursuant to the Restricted Stock Agreement which are deliverable to Gowens pursuant to the terms of paragraph 5 of this Agreement and Release, shall be delivered to Gowens' estate.

In the event Gowens' death precedes the cessation of medical and/or dental benefits provided by Randall's to Gowens pursuant to paragraph 18, any "qualified beneficiary" (as such term is defined in section 4980B(g)(1) of the Code) with respect to Gowens shall be entitled to continue medical and/or dental insurance following the date of Gowens' death for the remaining unexpired portion of the term of thirty-six (36) months, on the same terms and conditions, and for the same employee premium (reduced, if applicable, to reflect only such qualified beneficiary's coverage) as set forth in paragraph 18. Further, any repurchase obligations under the Repurchase Agreement shall be governed by the terms of paragraph 5 in the event of Gowens' death after the effective date of this Agreement and Release.

      36. Headings. The section headings contained herein are for the purpose of convenience only and are not intended to define or limit the contents of such sections.

      37. Notices. Any notices required or permitted to be given under this Agreement and Release shall be in writing and shall be deemed to have been duly given when personally delivered or when mailed by United States registered or certified mail, return receipt requested, postage prepaid, addressed as follows:

      If to Randall's to:     Randall's Food Markets, Inc.
                              3663 Briarpark
                              Houston, Texas 77042
                              Attention: Chief Executive Officer

                              and

                              Kohlberg Kravis Roberts & Co.
                              c/o Mr. David Sorkin
                              Simpson Thacher & Bartlett
                              425 Lexington Avenue
                              New York, New York 10017-3954

      If to Gowens to:        Bobby L. Gowens
                              3711 Panorama
                              Missouri City, Texas 77459

      IN WITNESS WHEREOF, the parties have caused this Agreement and Release to be executed in multiple counterparts, each of which shall be deemed to be an original, but all of which together shall constitute one and the same instrument, this 1st day of April, 1997.

                                           RANDALL'S FOOD MARKETS, INC.


                                            By: /s/ R. Randall Onstead
                                               --------------------------------
                                             Name:   R. Randall Onstead
                                             Title:  President and CEO

                                           Bobby L. Gowens


                                           /s/ Bobby L. Gowens
                                           ------------------------------------

                                          NETTIE MAE GOWENS 1986 TRUST


                                          -------------------------------------
                                          By: PAUL W. CARLISLE, TRUSTEE


                                          /s/ Bret Matthew Gowens
                                          -------------------------------------
                                          Bret Matthew Gowens


                                          /s/ Timothy Brooks Gowens
                                          -------------------------------------
                                          Timothy Brooks Gowens

                                 ACKNOWLEDGMENT

                                                      April 1, 1997

TO: Randall's Food Markets, Inc.
    3663 Briarpark
    Houston, Texas 77042

      In connection with the execution and delivery of the Agreement and Release dated as of the date hereof (the "Agreement") between Mr. Bobby L. Gowens and Randall's Food Markets, Inc., a Texas corporation ("Randall's"), each of the undersigned hereby acknowledges that the Agreement shall extinguish all repurchase obligations and rights of Randall's (and/or any Randall's Entity (as defined in the Agreement)) and Mr. Gowens under the Repurchase Agreement between Randall's and Mr. Gowens dated January 15, 1982 (the "Repurchase Agreement"); provided, however, that if the closing of the "transactions" which are the subject of the Subscription Agreement dated as of the date hereof among Randall's, RFM Acquisition LLC and Robert R. Onstead does not occur on or before December 31, 1997, such repurchase obligations and rights shall be revived effective January 1, 1998, and shall continue thereafter in full force and effect pursuant to the terms of the Repurchase Agreement.

                                          Very truly yours,


                                          BOBBY L. AND CHERYL A. GOWENS
                                          CHARITABLE REMAINDER TRUST


                                          ------------------------------
                                          Name:
                                          Title: Trustee

                                          GALE & BOBBIE SILLS 1986 TRUST


                                          /s/ Paul W. Carlisle
                                          ------------------------------
                                          PAUL W. CARLISLE, TRUSTEE

                                 ACKNOWLEDGMENT

                                                      April 1, 1997

TO: Randall's Food Markets, Inc.
    3663 Briarpark
    Houston, Texas 77042

      In connection with the execution and delivery of the Agreement and Release dated as of the date hereof (the "Agreement") between Mr. Bobby L. Gowens and Randall's Food Markets, Inc., a Texas corporation ("Randall's"), each of the undersigned hereby acknowledges that the Agreement shall extinguish all repurchase obligations and rights of Randall's (and/or any Randall's Entity (as defined in the Agreement)) and Mr. Gowens under the Repurchase Agreement between Randall's and Mr. Gowens dated January 15, 1982 (the "Repurchase Agreement"); provided, however, that if the closing of the "transactions" which are the subject of the Subscription Agreement dated as of the date hereof among Randall's, RFM Acquisition LLC and Robert R. Onstead does not occur on or before December 31, 1997, such repurchase obligations and rights shall be revived effective January 1, 1998, and shall continue thereafter in full force and effect pursuant to the terms of the Repurchase Agreement.

                                          Very truly yours,


                                          BOBBY L. AND CHERYL A. GOWENS
                                          CHARITABLE REMAINDER TRUST


                                          /s/ Roy Mooney
                                          ------------------------------
                                          Name:
                                          Title: Trustee

                                          GALE & BOBBIE SILLS 1986 TRUST


                                          ------------------------------
                                          PAUL W. CARLISLE, TRUSTEE

                                          NETTIE MAE GOWENS 1986 TRUST


                                          /s/ Paul W. Carlisle
                                          -------------------------------------
                                          By: PAUL W. CARLISLE, TRUSTEE


                                          -------------------------------------
                                          Bret Matthew Gowens


                                          -------------------------------------
                                          Timothy Brooks Gowens